LEHMAN BROTHERS HOLDINGS INC.                                     EXHIBIT 99.2
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

                                                 Twelve Months Ended                      Quarters Ended
                                                 --------------------- -----------------------------------------------------

                                                   2003       2002     11/30/03   8/31/03    5/31/03    2/28/03    11/30/02
                                                 ---------- ---------- ---------- ---------  ---------  ---------  ---------
Income Statement
Net Revenues                                        $8,647     $6,155     $2,298    $2,347     $2,291     $1,711     $1,539
Non-Interest Expenses:
   Compensation and Benefits                         4,318      3,139      1,103     1,174      1,168        873        785
   Nonpersonnel Expenses                             1,716      1,517        473       424        418        401        400
   September 11, 2001 Related Recoveries, Net            -       (108)         -         -          -          -       (108)
   Other Real Estate Reconfiguration Costs              77        128          -         -         77          -        128
   Regulatory Settlement                                 -         80          -         -          -          -         80
Net Income (a)                                       1,699        975        481       480        437        301        187
Net Income Applicable to Common Stock                1,649        906        464       469        426        290        176
Earnings per Common Share (b)
   Basic                                             $6.71      $3.69      $1.82     $1.92      $1.76      $1.20      $0.72
   Diluted                                           $6.35      $3.47      $1.71     $1.81      $1.67      $1.15      $0.69

Financial Ratios (%)
Return on Common Stockholders' Equity
 (annualized) (c)                                    18.2%      11.2%      18.9%     20.7%      19.6%      13.9%       8.6%
Return on Tangible Common Stockholders' Equity
 (annualized) (d)                                    19.2%      11.5%      20.6%     21.2%      20.1%      14.3%       8.8%
Pretax Margin (e)                                    29.3%      22.7%      31.4%     31.9%      27.4%      25.6%      16.5%
Compensation and Benefits/Net Revenues               49.9%      51.0%      48.0%     50.0%      51.0%      51.0%      51.0%
Effective Tax Rate (f)                               30.2%      26.3%      30.5%     33.4%      27.5%      28.0%      20.7%

Financial Condition
Total Assets                                                            $314,000  $291,638   $302,410   $268,293   $260,336
Net Assets (g)                                                           168,000   161,458    164,099    149,428    143,291
Long-Term Debt                                                            43,521    41,693     43,530     41,247     38,678
Trust Preferred Securities Subject to Mandatory
    Redemption                                                             1,310     1,010      1,010        710        710
Common Stockholders' Equity                                               12,129     9,231      8,935      8,457      8,242
Total Stockholders' Equity                                                13,174    10,276      9,635      9,157      8,942
Total Stockholders' Equity plus Trust Preferred
   Securities Subject to Mandatory Redemption (h)                         14,484    11,286     10,645      9,867      9,652
Tangible Equity Capital (i)                                               10,874    11,040     10,410      9,631      9,439
Total Capital (j)                                                         58,005    52,979     54,175     51,114     48,330
Total Leverage (k)                                                         23.8x     28.4x      31.4x      29.3x      29.1x
Net Leverage (l)                                                           15.5x     14.6x      15.8x      15.5x      15.2x
Book Value per Common Share (m)                                            44.17     37.95      36.77      35.03      34.15

Other Data (#s)
Employees                                                                 16,188    14,497     13,247     12,083     12,343
Assets Under Management ($ in billions)                                   $115.8     $42.5      $38.7      $39.6       $8.6
Common Stock Outstanding (in millions)                                     266.7     239.2      242.4      241.5      231.1
Weighted Average Shares (in millions)
   Basic                                             245.7      245.4      254.7     243.8      242.3      241.8      243.9
   Diluted                                           259.9      261.2      271.2     259.5      255.8      253.0      255.1

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(a)  For the year ended November 30, 2003 and the quarter ended May 31, 2003 net income  includes a $77  million  pre-tax  charge  ($45  million  after tax)
     related to certain of the Company's  real estate.  For the year and quarter ended  November 30, 2002 net income  includes a $108  million  pre-tax gain
     ($60 million after tax) from September 11th related recoveries, net, a $128
     million   pre-tax   charge  ($82   million   after  tax)   related  to  the
     reconfiguration  of certain of the Company's  global real estate and an $80 million  pre-tax  charge ($56 million  after tax) related to the  Company's regulatory settlement.
(b)  For the year ended  November  30, 2003 and the  quarter  ended May 31, 2003 basic EPS was reduced by $0.18 and $0.19,  respectively and diluted EPS was reduced by $0.17 for both periods,  as a result of the real estate  charge.
     For the year and quarter  ended  November 30, 2002 basic EPS was reduced by
     $0.32, and diluted EPS was reduced by $0.30 and $0.31,  respectively,  as a result of the real estate charge,  September 11th related  recoveries,  net and the regulatory settlement.
(c)  For the year ended  November  30, 2003 and the quarter  ended May 31, 2003, the  Company's  return  on  common  equity  was  reduced  by 0.5% and 2.1%, respectively,  as a result  of the  real  estate  charge.  For the year and quarter ended November 30, 2002, the Company's  return on common equity was reduced  by 1.0% and 3.7%,  respectively,  as a result  of the real  estate
     charge,   September  11th  related  recoveries,   net  and  the  regulatory
     settlement.
(d)  Tangible  common  stockholders'  equity  equals total common  stockholders'
     equity   less   goodwill   and   identifiable   intangible   assets.   (See
     reconciliation   attached).   Management   believes  that  tangible  common
     stockholders' equity is a meaningful measure because it reflects the common stockholders'  equity deployed in the firm's businesses.  Annualized return on average  tangible  common  stockholders'  equity is computed by dividing annualized net income  applicable to common stock for the period by average tangible common stockholders'  equity. For the year ended November 30, 2003 and the quarter ended May 31, 2003, the Company's return on tangible common equity was reduced by 0.5% and 2.2%, respectively,  as a result of the real estate  charge.  For the year and quarter  ended  November  30,  2002,  the
     Company's  return on tangible  common  stockholders'  equity was reduced by
     1.0% and  3.9%,  respectively,  as a  result  of the  real  estate  charge,
     September 11th related recoveries, net and the regulatory settlement.  (See reconciliation attached).
(e)  Pretax  margin for the year ended  November 30, 2003 and the quarter  ended
     May 31, 2003 was reduced by approximately 0.9% and 3.4%, respectively, as a result of the real estate  charge.  Pretax  margin for the year and quarter ended  November  30,  2002 was  reduced  by  approximately  1.7% and  6.5%, respectively, as a result of the real estate charge, September 11th related recoveries, net and the regulatory settlement.
(f)  The effective tax rate for the year ended November 30, 2003 and the quarter ended May 31, 2003 decreased by approximately  0.3% and 1.5%,  respectively as a result of the real estate charge.  The effective tax rate for the year and quarter ended November 30, 2002  increased/(decreased) by approximately
     0.3% and  (0.5%),  respectively,  as a result  of the real  estate  charge,
     September 11th related recoveries, net and the regulatory settlement.
(g)  Net assets represent total assets excluding secured financing arrangements, collateral  received recognized in inventory pursuant to SFAS 140, goodwill and other identifiable  intangibles.  (See  reconciliation  attached).  The
     Company  believes  net  assets to be a useful  measure  as this  measure is utilized by certain rating agencies when evaluating leverage as it excludes certain assets of a low risk nature.
(h)  The  Company  believes  total  stockholders'  equity  plus trust  preferred securities subject to mandatory  redemption to be a more meaningful measure of the Company's equity.
(i)  The  Company  believes  tangible  equity  capital  to be a more  meaningful measure of the Company's equity for purposes of calculating net leverage as goodwill and  identifiable  intangibles are deemed to be entirely funded by equity.  Tangible equity capital is defined as total  stockholders'  equity plus trust preferred securities subject to mandatory redemption (subject to certain limitations) less goodwill and other identifiable intangibles. (See reconciliation attached).
(j)  Total capital includes  long-term debt,  total  stockholders'  equity,  and trust preferred  securities  subject to mandatory  redemption.  The Company believes total capital is useful to investors as a measure of the Company's financial strength.
(k)  Total  leverage is defined as total assets  divided by total  stockholders'
     equity.
(l)  Net leverage is defined as net assets  divided by tangible  equity  capital
     (subject to certain limitations - see reconciliation attached). The Company believes  net  leverage  to be useful  to  investors  as a more  meaningful measure of leverage in evaluating  companies in the securities industry and is used by many of the Company's creditors and a leading rating agency.
(m)  The book value per common share calculation includes restricted stock units granted  under Lehman  Stock Award  Programs,  which have been  included in total stockholders' equity.